Exhibit 2.1

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of August 29, 2011 by and among CC-BOCA, INC., a Delaware corporation, CR CHEVY CHASE PARTNERSHIP, a Maryland general partnership, CC-DALLAS, INC., a Delaware corporation, HBC ASSOCIATES, LLC, a Delaware limited liability company, CC-PLANTATION, INC., a Delaware corporation, CC-POMPANO, INC., a Delaware corporation, CC-RENO, INC., a Delaware corporation, CR TEANECK LIMITED PARTNERSHIP, a New Jersey limited partnership, and CR RIVERDALE LIMITED PARTNERSHIP, a Delaware limited partnership (each, a “Seller” and, collectively, the “Sellers”), and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (“Purchaser”).

RECITALS:

WHEREAS, Sellers and Purchaser (among others) are parties to that certain Purchase Agreement, dated as of July 29, 2011 (the “Agreement”), with respect to nine (9) rental senior housing properties, all as further described in the Agreement; and

WHEREAS, Sellers and Purchaser desire to amend the Agreement in certain respects, all as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Sellers and Purchaser, intending to be legally bound, hereby agree as follows:

1.                                       Capitalized Terms.  All capitalized terms used and not otherwise defined in this Amendment shall have the meanings given such terms in the Agreement.

2.                                       Extension of Diligence Period.  Section 4.02(a) of the Agreement is hereby amended by deleting the first sentence therefrom in its entirety and replacing it with the following:

Purchaser shall, between the date hereof and 5:00 pm, Chicago time, on August 31, 2011 (the “Diligence Period”), conduct its due diligence review of the Assets.

3.                                       Entire Agreement.  This Amendment, together with the Agreement, contains or expressly incorporates by reference the entire agreement of the parties with respect to the matters contemplated by this Amendment, and supersedes and replaces any prior understanding, agreement, statement of intent, or representations, in each case, written or oral, of any and every nature with respect to such understanding, agreement, statement or representations with respect to the subject matter hereof.  Except as specifically set forth herein, the Agreement remains unmodified and in full force and effect.

4.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.  Any such counterpart may be delivered by e-mail (in .pdf format) and any such counterpart so delivered shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

SELLERS:

CC — BOCA, INC.

By:		/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

CR CHEVY CHASE PARTNERSHIP

By:		CC-Chevy Chase, Inc., its general partner

	By:	/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

By:		CC-Chevy Chase II, Inc., its general partner

	By:	/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

CC — DALLAS, INC.

By:		/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

HBC ASSOCIATES, LLC

By:		/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

CC — PLANTATION, INC.

By:		/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

CC — POMPANO, INC.

By:	/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

CC — RENO, INC.

By:	/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

CR TEANECK LIMITED PARTNERSHIP

By:	CR Teaneck General Partnership,
its general partner

	By:	CC-Teaneck, Inc., its general partner

		By:	/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

	By:	CC-Teaneck II, Inc., its general partner

		By:	/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

CR RIVERDALE LIMITED PARTNERSHIP

By:	CR Riverdale General Partnership,
its general partner

	By:	CC-Riverdale, Inc., its general partner

		By:	/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

	By:	CC-Riverdale II, Inc., its general partner

		By:	/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

CC-DEV hereby joins in the execution of this
Amendment solely for the purposes of
acknowledging the same:

CC-DEVELOPMENT GROUP, INC.

By:	/s/ J. Kevin Poorman
Name: J. Kevin Poorman
Title: Vice Chairman

PURCHASER:

SENIOR HOUSING PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ Jennifer B. Clark
Jennifer B. Clark
Secretary